                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 4, 2000



                          ADC TELECOMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        MINNESOTA                         0-1424                 41-0743912
----------------------------     ------------------------      -------------
(State or other jurisdiction     (Commission file number)      (IRS employer
    of incorporation)                                        identification No.)




               12501 Whitewater Drive, Minnetonka, Minnesota 55343
               ---------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (952) 938-8080
                                                          ---------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


                                Page 1 of 4 Pages

                         Exhibit Index Appears on Page 4

Item 5.  OTHER EVENTS.

         On May 5, 2000, ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), announced the signing of a definitive share purchase agreement to acquire the outstanding shares of Altitun AB, a corporation formed under the laws of Sweden ("Altitun"), as a result of which Altitun will become a wholly owned subsidiary of ADC (the "Acquisition"). Through the Acquisition, ADC will issue 12.8366 shares of its common stock for each share of stock of Altitun. The Acquisition is intended to be accounted for as a "pooling of interests," and is subject to receipt of signature approvals from the Altitun shareholders and warrantholders, as well as customary closing conditions.

         The foregoing is a summary of certain terms and conditions of the Acquisition, and is not intended to be complete. ADC's press release describing the Acquisition, which is filed as Exhibit 99-a to this Form 8-K, is hereby incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS

                  Exhibit No.       Description
                  -----------       -----------
                  99-a              Press release describing the Acquisition


                                Page 2 of 4 Pages

                         Exhibit Index Appears on Page 4

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 9, 2000

                                          ADC TELECOMMUNICATIONS, INC.



                                          By:   /s/ Charles T. Roehrick
                                                -------------------------------
                                                Charles T. Roehrick
                                                Vice President
                                                and Controller








                                Page 3 of 4 Pages

                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       -----------
99-a              Press release describing the Acquisition


















                                Page 4 of 4 Pages